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                                                           EXHIBIT NO. 99.8(b)

                                                           As of January 1, 1995


               EXHIBIT A TO SHAREHOLDER SERVICING AGENT AGREEMENT
                                (THE "AGREEMENT")


                          MFS VARIABLE INSURANCE TRUST

     Pursuant to Section 7 of the Agreement, the fees to be paid by each Fund to MFS Service Center, Inc. ("MFSC"), for MFSC's services as shareholder servicing agent under the Agreement, are 0.035% per annum of each Fund's average daily net assets.

                                             MFS VARIABLE INSURANCE TRUST

                                       By:   A. KEITH BRODKIN
                                             -----------------------------------
                                             A. Keith Brodkin
                                             Chairman and President

                                             MFS SERVICE CENTER, INC.

                                       By:   JOSEPH A. RECOMENDES
                                             -----------------------------------
                                             Joseph A. Recomendes
                                             President